Exhibit 99.2

INTELSAT AND PANAMSAT TO MERGE, CREATING WORLD-CLASS COMMUNICATIONS SOLUTIONS PROVIDER

ENHANCED GLOBAL REACH AND RELIABILITY | EXPANDED DELIVERY OF HDTV, BROADBAND AND IPTV | COMBINED TECHNICAL AND SERVICE CAPABILITIES TO LEAD INDUSTRY

Pembroke, Bermuda, and Wilton, Connecticut, 29 August 2005

Intelsat, Ltd. and PanAmSat Holding Corporation (NYSE: PA) today announced that the two companies have signed a definitive merger agreement under which Intelsat will acquire PanAmSat for $25 per share in cash, or $3.2 billion. The transaction will create a premier satellite company that will be a leader in the digital delivery of video content, the transmission of corporate data and the provisioning of government communications solutions.

The new company will offer its customers expanded coverage with additional back-up satellites, supporting fiber networks and enhanced operational capabilities for the provision of an unparalleled level of services. With an increased focus on developing advanced communications technologies, the company will meet the needs of cable TV programmers, broadcasters, businesses, governments and consumers worldwide.

Using a combined fleet of 53 satellites, the company will serve customers in more than 220 countries and territories. Driven by the core strengths of the two companies and their employees' commitment to quality in operations and customer service, Intelsat will have a portfolio of customers not only in the developed world, but also in emerging nations and remote areas where satellites are critical to providing communications infrastructure for economic development.

"The combination of Intelsat and PanAmSat creates an industry leader with the ability to provide competitive communications and video services to consumers and businesses," said David McGlade, Chief Executive Officer of Intelsat. "The two companies are complementary in customer, geographic and product focus. Together, we will continue providing the highest level of service to existing customers while growing new business in rapidly expanding communications markets."

Mr. McGlade will continue to serve as Chief Executive Officer and a Director of the company upon closing. Joseph Wright, currently Chief Executive Officer of PanAmSat, is expected to become Chairman of the Board upon completion of the transaction.

"Today, PanAmSat offers its video, data and government customers a highly reliable level of service that only a technically advanced and financially strong satellite operator can provide," said Mr. Wright. "Now, we will combine the best from both companies and bring a professional business approach to the new enterprise to benefit our customers, employees and shareholders. This is a 'win-win' for both companies, and a terrific outcome for all of PanAmSat's shareholders, who will receive $25 per share in cash -- a significant premium over the recent stock price and nearly a 40% premium over the IPO price of about six months ago. In addition, our shareholders will continue to receive dividends, at the current annual rate or higher, until we close the transaction."



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PanAmSat brings a strong, video-centric customer base, including leading providers of cable TV programming, while Intelsat's historical strength has been in providing core telephony and advanced data services to developing and underserved regions around the world. Over the long term, the company will consolidate best practices from the two respective organizations. "We will leverage our combined intellectual, material and people assets to continue the high-quality service Intelsat and PanAmSat customers have come to expect," said David McGlade.

Following the transaction, the company will have enhanced financial strength and revenue and free cash flow growth opportunities. The company is expected to have pro forma annual revenues of more than $1.9 billion and to maintain significant free cash flow from operations, providing significant resources for capital expenditures and debt service.

Under the agreement, which was approved unanimously by the Boards of Directors of both companies, Intelsat will acquire all outstanding common shares of PanAmSat, and additionally Intelsat will either refinance or assume approximately $3.2 billion in debt of PanAmSat Holding Corporation and its subsidiaries. Shareholders owning approximately 58% of PanAmSat's shares have agreed to vote in favor of the combination.

Intelsat has received financing commitments for the full amount of the purchase price from a group of financial institutions led by Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Cayman Islands Branch and Lehman Brothers Inc. A substantial portion of the financing for the transaction is expected to be raised at Intelsat (Bermuda), Ltd., with additional financing expected to be raised at PanAmSat Holding Corporation, PanAmSat Corporation, and Intelsat Subsidiary Holding Company, Ltd. Prior to this financing and the closing of the transaction, Intelsat (Bermuda), Ltd. is expected to transfer substantially all of its assets and liabilities (including its 9-1/4% Senior Discount Notes due 2015) to a newly-formed wholly-owned subsidiary. Upon completion of the transaction, both PanAmSat Holding Corporation and Intelsat Subsidiary Holding Company, Ltd will be direct or indirect wholly-owned subsidiaries of Intelsat (Bermuda), Ltd., and PanAmSat Holding Corporation and its subsidiaries will continue as separate corporate entities. The transaction is expected to result in a Change of Control, as defined in the indenture governing PanAmSat Holding Corporation's outstanding bonds and certain of the indentures governing PanAmSat Corporation's outstanding bonds.

The transaction is conditioned upon PanAmSat Holding Corporation shareholder approval, customary closing conditions and clearances from relevant regulatory agencies, including the appropriate U.S. government antitrust authorities and the Federal Communications Commission. The companies anticipate that the transaction could close in approximately six to 12 months. Credit Suisse First Boston LLC is serving as Intelsat's financial advisor, and Wachtell, Lipton, Rosen & Katz, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and Milbank, Tweed, Hadley & McCloy LLP are serving as Intelsat's legal advisors. Morgan Stanley is serving as PanAmSat's financial advisor, and Simpson Thacher & Bartlett LLP is serving as PanAmSat's legal advisor.

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CONFERENCE CALL

Intelsat and PanAmSat will host a conference call and live web cast for the media on Monday, August 29, 2005 at 11:00 a.m. EDT to discuss the transaction. The dial-in from the U.S. is 800-616-9004. International callers should dial +1-719-457-2620. The pass code for the conference call is 8461543. The web cast will be available at www.intelsat.com and www.panamsat.com. Following the conclusion of the call, a replay of the web cast will be available within 24 hours on both companies' websites. Alternatively, a replay of the call will be available within two hours after the call, and can be accessed until September 9, 2005 at midnight (EDT), by calling 888-203-1112 from the U.S. and +1-719-457-0820 from international locations and entering the access code 8461542.

ABOUT INTELSAT

Intelsat is a global communications provider offering flexible and secure services to customers in over 220 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.

ABOUT PANAMSAT

Through its owned and operated fleet of 25 satellites, PanAmSat (NYSE: PA) is a leading global provider of video, broadcasting and network distribution and delivery services. It transmits 1,991 television channels worldwide and, as such, is the leading carrier of standard and high-definition signals. In total, the Company's in-orbit fleet is capable of reaching over 98 percent of the world's population through cable television systems, broadcast affiliates, direct-to-home operators, Internet service providers and telecommunications companies. In addition, PanAmSat supports satellite-based business networks in the U.S., as well as specialized communications services in remote areas throughout the world. For more information, visit the company's web site at www.panamsat.com.

For further information, please contact us at media.relations@intelsat.com or at +1 202-944-7500.

SAFE HARBOR STATEMENT

Safe Harbor under Private Securities Litigation Reform Act of 1995:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words like "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements and information. Such statements include, but are not limited to, statements about Intelsat's and PanAmSat's future financial results, plans, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may materially differ from those set forth in these forward-looking statements.

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The companies may not be able to consummate the proposed transaction on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals or the financing to pay the consideration or the failure to satisfy any of the other conditions to consummation of the transaction. Other factors that could cause Intelsat's or PanAmSat's results to differ materially from those described in the forward-looking statements can be found in Intelsat's annual report on Form 20-F or quarterly reports on Form 1-Q filed with the Securities and Exchange Commission or on PanAmSat's registration statement on Form S-1 (File No. 33-121463) filed with the Securities and Exchange Commission, as such registration statement became effective on March 16, 2005.

ABOUT THE PROPOSED TRANSACTION

Stockholders are urged to read the definitive proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings with the Securities and Exchange Commission (SEC) containing information about Intelsat or PanAmSat, without charge at the SEC's website (http://www.sec.gov), or by directing a request to Investor Relations, c/o Intelsat Global Service Corporation, 3400 International Drive, NW, Washington, DC 20008, with respect to Intelsat, or to Investor Relations, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897, with respect to PanAmSat.

PanAmSat, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Some information regarding some of these participants is set forth in PanAmSat's registration statement on Form S-1 (File No. 33-121463) filed with the SEC, as such registration statement became effective on March 16, 2005. Other information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

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